Exhibit 99.1

iFresh Announces NASDAQ Delisting

NEW YORK, November 22, 2021(GLOBE NEWSWIRE) -- iFresh, Inc. (the “Company”) (NASDAQ: IFMK), a leading Asian American supermarket chain and online grocer, announced today that on November 19, 2021, the Company received notice from the staff of the Nasdaq Stock Market (the “Staff”) that the Nasdaq Hearings Panel (the “Panel”) has denied the Company’s appeal of the Staff’s September 22, 2021 decision to delist the common stock of the Company. Accordingly, the Company’s common stock will be delisted effective with the open of business on November 23, 2021. The Company’s common stock is expected to continue to be traded on the OTC Expert Market, and the Company will seek to establish relationships with market makers to provide additional trading opportunities in the Company’s stock. However, there can be no assurance that a market for the Company’s shares will develop.

The Panel’s decision to delist the Company’s common stock was based on two continued listing deficiencies. First, the Panel noted that the Company was not in compliance with Nasdaq Listing Rules due to its failure to timely hold an annual meeting of shareholders for the fiscal year ended March 31, 2020, which is required to be held within twelve months of the Company’s fiscal year end under Nasdaq Listing Rules 5620(a) and 5810(c)(2)(G). Second, the Panel noted that the Company did not comply with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) because it had not filed its Form 10-K for the year ended March 31, 2021, and its Form 10-Q for the period ended June 30, 2021. The Company failed to regain compliance pursuant to the above rules.

In addition, the Panel noted that the Panel had considered the Company’s history of noncompliance with Nasdaq’s several continued listing requirements and failure to address in a timely manner material weaknesses in its internal controls over financial reporting disclosed in its 2019 and 2020 annual reports on Form 10-K. The Panel concluded that it is not in the best interests of Nasdaq or prospective investors for the Company to remain listed on the exchange.

The Company does not expect the Staff’s determination to have any impact on its day-to-day operations.

About iFresh, Inc.

iFresh Inc. (NASDAQ:IFMK), headquartered in Long Island City, New York, is a leading Asian American grocery supermarket chain and online grocer on the east coast of U.S. With nine retail supermarkets along the US eastern seaboard (with additional stores in Glen Cove, Miami and Connecticut opening soon), and two in-house wholesale businesses strategically located in cities with a highly concentrated Asian population, iFresh aims to satisfy the increasing demands of Asian Americans (whose purchasing power has been growing rapidly) for fresh and culturally unique produce, seafood and other groceries that are not found in mainstream supermarkets. With an in-house proprietary delivery network, online sales channel and strong relations with farms that produce Chinese specialty vegetables and fruits, iFresh is able to offer fresh, high-quality specialty produce at competitive prices to a growing base of customers. For more information, please visit: http://www.ifreshmarket.com/.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed transactions; the business plans, objectives, expectations and intentions of the parties once the transactions are complete, and the Company’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. All information provided in this press release is as of the date hereof. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Additional information concerning these and other factors that may impact our expectations and projections can be found in our periodic filings with the SEC. IFMK’s SEC filings are available publicly on the SEC’s website at www.sec.gov. IFMK disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

At the Company:

iFresh, Inc.

Email: carrie@ifreshmarket.com